Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact

Ashley Burke

Senior Director of Media Communications

(571) 722-0210

Ashley.Burke@dyn-intl.com

DynCorp International Inc. Reports Fourth Quarter and Fiscal 2010 Year-End Financial Results

•	Fiscal year 2010 revenue of $3.6 billion, a 15.6% increase year-over-year

•	Fiscal year 2010 diluted earnings per share of $1.52, a 24.6% increase year-over-year

•	Fiscal year 2010 EBITDA of $236.9 million, an 8.9% increase year-over-year

•	Fiscal year 2010 ending cash balance of $122.4 million and outstanding debt of $552.1 million versus $599.9 million at the beginning of the fiscal year

Falls Church, Va. – June 3, 2010 – DynCorp International Inc. (NYSE: DCP), a provider of specialized mission-critical services to civilian and military government agencies, today reports strong fiscal 2010 fourth quarter and fiscal year 2010 financial results.

“Solid program performance resulted in record revenue and EBITDA for both the quarter and the fiscal year,” said William L. Ballhaus, DynCorp International’s Chief Executive Officer. “Our results reflect our continued commitment to execute our strategy to grow our customer base, revenue and cash flow by defending and growing our core business, expanding our presence in platform support and stabilization/development and penetrating new market segments.”

On April 11, 2010, the Company entered into an Agreement and Plan of Merger with Delta Tucker Holdings, Inc. and Delta Tucker Sub, Inc., each of whom is an affiliate of Cerberus Capital Management, L.P. (Merger Agreement). On May 27, 2010, the Company received notice from the United States Department of Justice that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has been granted effective immediately. The termination has the effect of ending the HSR Act waiting period relating to the merger. Consummation of the merger contemplated by the Merger Agreement continues to be subject to customary conditions, including, without limitation, approval to the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger and the absence of any law, order or injunction prohibiting the merger. The transaction is expected to close in the third or fourth quarter of calendar year 2010, but could close as early as the end of June. We filed a definitive proxy statement on May 17, 2010 in connection with the Merger, and have scheduled a special meeting of our stockholders for June 29, 2010 to vote on, among other things, the adoption of the Merger Agreement. Stockholders who owned shares of our common stock at the close of business on May 24, 2010, the record date for the special meeting, will be entitled to vote at the special meeting.

Fourth Quarter Fiscal Year 2010 Operational Highlights

•	Closed the acquisition of Casals & Associates, Inc. (Casals).

•	Continued the ramp-up of the Afghanistan task order under the LOGCAP IV contract.

•	Won several new programs, including strategic wins in Land Systems, Intelligence and Training and Mentoring business areas.

•	The Court of Appeals vacated a $10 million award of punitive damages related to the Worldwide Network Services (WWNS) case.

•

The U.S. Government Accountability Office (GAO) ruled in favor of our protest of the issuance of task order request for proposals by the Department of the Army for training and facilities support for the Ministry of Interior and Afghan National Police.

Fourth Quarter Fiscal Year 2010 Results

Revenue for the fourth quarter of fiscal year 2010 grew by 30.9% to $1,063.7 million from fourth quarter fiscal year 2009 revenue of $812.8 million as a result of the ramp-up of the LOGCAP IV program and our recent acquisitions of Phoenix Consulting Group, Inc. (Phoenix) and Casals. Revenue growth was partially offset by reductions in our Contract Field Teams (CFT) program and staffing reductions on our Intelligence and Security Command (INSCOM) contract.

Operating income for the recently completed quarter increased to $57.2 million, or 5.4% of revenue, as compared to $49.8 million, or 6.1% of revenue, in the fourth quarter of fiscal year 2009 driven by growth from our LOGCAP IV program, WPPS programs in Iraq and Pakistan and our MNSTC-I program, and the wind-down of construction projects in our Infrastructure strategic business area (SBA) for which losses were recognized in fiscal year 2009. Also contributing positively to operating income was a $10.0 million reversal of a legal reserve related to the WWNS case. Partially offsetting these increases were expenses associated with our acquisition of Casals in January 2010, expenses associated with the proposed Merger and declines on our CFT program due to the completion of several task orders, for which we did not win the recompetes. Operating income as a percentage of revenue was lower than the prior year primarily due to LOGCAP IV which operated at margins lower than our historical average due to award fee timing, shifts in task orders issued under our Civilian Police program to lower margin cost reimbursable type from higher margin fixed price work and the decline in our CFT program, as discussed above.

Diluted earnings per share for the fourth quarter of fiscal year 2010 increased to $0.43, up $0.09, or 26.5%. The increase was the result of higher operating income, lower interest expense and fewer weighted average shares outstanding, in the current quarter, as compared to the fourth quarter of fiscal year 2009.

EBITDA for the fourth quarter of fiscal year 2010 increased by 13.9% to $64.4 million from $56.6 million for the fourth quarter of fiscal year 2009.

Fiscal 2010 Full Year Results

Revenue for fiscal year 2010 increased by 15.6% to $3.6 billion from $3.1 billion for fiscal year 2009. Revenue growth was driven by higher fill rate and award fee performance on Global Linguist Solutions (GLS) and the ramp-up of the LOGCAP IV program. Our acquisitions of Phoenix and Casals also contributed to our revenue growth. This increase was partially offset by reductions in our CFT program and declines on our Civilian Police program primarily due to reductions in services in Iraq due to the drawdown of U.S. troops.

Operating income for fiscal year 2010 was $211.6 million, or 5.9% of revenue, as compared to $188.0 million, or 6.1% of revenue, for fiscal year 2009. The increase in operating income resulted primarily from growth on the LOGCAP IV program, two quarters of consecutive 100% award fee scores on the INSCOM program and the wind down of construction projects in our Infrastructure SBA for which losses were recognized in fiscal year 2009. In addition, operating income was positively affected by a $10.0 million reversal of a legal reserve related to the WWNS case. Partially offsetting these increases was a decline on the CFT program due to the completion of several task orders, for which we did not win the recompetes due to additional competitors in this service space and lower margins on awards under this program. Operating income as a percentage of revenue was lower than the prior year primarily due to similar factors as noted above in the fourth quarter results, offset by severance related costs incurred in the first quarter of fiscal year 2009.

Diluted earnings per share for fiscal year 2010 increased to $1.52, up $0.30, or 24.6%. The increase was driven by improved operational results and lower debt related costs, and was partially offset by an increase in noncontrolling interests. Diluted earnings per share also benefited from fewer weighted average shares outstanding, in the current year, as compared to fiscal year 2009.

EBITDA for fiscal year 2010 increased by 8.9% to $236.9 million from $217.6 million for fiscal year 2009.

Operating cash flow for fiscal year 2010 was $90.5 million, compared to $140.9 million for fiscal year 2009. The decrease in operating cash flow was due to an increase in working capital, primarily from accounts receivable and restricted cash increases. Days sales outstanding was 71 days at the end of fiscal year 2010, which fell within our expected range of the high 60s to low 70s.

We ended fiscal year 2010 with $122.4 million of unrestricted cash. Net debt was $429.7 million as of April 2, 2010, an increase of $30.0 million as compared to the end of fiscal year 2009 due to cash used for the Phoenix and Casals acquisitions and the purchase of helicopters. Total debt was $552.1 million at April 2, 2010, a reduction of $47.8 million from April 3, 2009.

Backlog as of April 2, 2010 decreased to $5.6 billion as compared to $6.3 billion as of April 3, 2009, primarily due to conversion of backlog on the INSCOM contract into revenue. Included in total backlog are $2.3 billion from GLS and $0.3 billion from LOGCAP IV. Funded backlog increased from $1.4 billion at the end of fiscal year 2009 to $1.7 billion at the end of fiscal year 2010 resulting in a book-to-bill ratio of 0.98 for the fourth quarter and 1.07 for the fiscal year.

Conference Call

The Company will host a conference call at 8:30 a.m. EDT on Friday, June 4, 2010 to discuss fourth quarter and fiscal year 2010 financial results. To participate in the conference call, dial (866) 871-0758 and enter the conference ID number: 69788562. International callers should dial (706) 634-5249 and enter the same conference ID number above. A telephonic replay will be available from 9:30 a.m. EDT on June 4, 2010 through 11:59 a.m. EDT on July 4, 2010. To access the replay, please dial (800) 642-1687 or (706) 645-9291 and enter the following ID number 69788562.

About DynCorp International

DynCorp International Inc., through its wholly-owned subsidiary DynCorp International LLC, is a global government services provider in support of U.S. national security and foreign policy objectives, delivering support solutions for defense, diplomacy, and international development. DynCorp International operates major programs in logistics, platform support, contingency operations, and training and mentoring to reinforce security, community stability, and the rule of law. DynCorp International is headquartered in Falls Church, Va. For more information, visit www.dyn-intl.com.

Reconciliation to GAAP

In addition to the Company’s financial results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP. Management believes these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

For a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures and for share amounts used to derive earnings per share, please see the financial schedules accompanying this release.

Additional Information and Where to Find It

In connection with the proposed Merger and required stockholder approval, the Company filed a definitive proxy statement with the SEC on May 17, 2010 and has commenced mailing of proxy materials to stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE COMPANY. Investors and security holders may obtain free copies of the definitive proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a request to: DynCorp International Inc., Attn: Corporate Secretary, 3190 Fairview Park Drive, Suite 700, Falls Church, Virginia 22042.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their respective ownership of the Company’s common stock is set forth in the definitive proxy statement, which was filed with the SEC on May 17, 2010. Investors and security holders may obtain more detailed information regarding the interests of the Company and its directors and executive officers in the Merger by reading the definitive proxy statement.

Forward-looking Statements

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenue and profitability. All of these forward-looking statements are based on estimates and assumptions made by the Company’s management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of the Company’s control that may cause its business, strategy or actual results or events to differ materially from the statements made herein. These risks and uncertainties may include, but are not limited to, the following: the Company’s proposed Merger; the future impact of acquisitions; the success of current or future joint ventures or teaming agreements; our substantial level of indebtedness; the outcome of any material litigation, government investigation or other regulatory matters; policy and/or spending changes implemented by the Obama administration; termination or modification of key U.S. government contracts; changes in the demand for services the Company provides; pursuit of new commercial business in the U.S. and abroad; activities of competitors including bid protests; changes in significant operating expenses; changes in availability of or cost of capital; general political, economic and business conditions in the U.S. and abroad; acts of war or terrorist activities; variations in performance of financial markets; the inherent difficulties of estimating future contract revenue; changes in anticipated revenue from indefinite delivery, indefinite quantity contracts; changes in expected percentages of future revenue represented by fixed-price and time-and-materials contracts; outcome of any significant litigation, including, but not limited to, the shareholder lawsuits filed in connection with the Merger; and other risks detailed from time to time in the Company’s reports filed with the SEC, including the Company’s definitive proxy statement, which was filed on May 17, 2010. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company’s actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

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(Financial tables follow)

DYNCORP INTERNATIONAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

	Fiscal Year Ended(1)
	April 2, 2010	April 3, 2009
	(unaudited)	(unaudited)

Revenue	$3,585,262	$3,101,093

Cost of services	(3,225,593)	(2,768,962)
Selling, general and administrative expenses	(106,401)	(103,583)
Depreciation and amortization expense	(41,639)	(40,557)

Operating income	211,629	187,991

Interest expense	(55,650)	(58,782)
Loss on early extinguishment of debt	(146)	(4,131)
Other, net	6,779	7,563

Income before income taxes	162,612	132,641
Provision for income tax	(51,893)	(41,995)

Net income	110,719	90,646
Noncontrolling interests	(24,631)	(20,876)

Net income attributable to DynCorp International Inc.	$86,088	$69,770

Earnings per share:
Basic	1.53	1.22
Diluted	1.52	1.22

Average shares outstanding
Basic	56,272	56,970
Diluted	56,485	57,037

EBITDA (2)	$236,857	$217,557
EBITDA margin	6.6%	7.0%

Operating cash flow	$90,473	$140,871

	Fiscal Year Ended(1)
	April 2, 2010	April 3, 2009
(% of Revenue)	(unaudited)	(unaudited)

Revenue	100.0%	100.0%

Cost of services	(90.0)%	(89.3)%
Selling, general and administrative expenses	(3.0)%	(3.3)%
Depreciation and amortization expense	(1.2)%	(1.3)%

Operating income	5.9%	6.1%

Other (expense) income:
Interest expense	(1.6)%	(1.9)%
(Loss) gain on early extinguishment of debt	(0.0)%	(0.1)%
Other, net	0.2%	0.2%

Income before income taxes	4.5%	4.3%
Provision for income tax (as a percentage of income before income tax)	(31.9)%	(31.7)%
Net income	3.1%	2.9%
Noncontrolling interests	(0.7)%	(0.7)%

Net income attributable to DynCorp International Inc.	2.4%	2.2%

(1)	The fiscal year ended April 2, 2010 was a 52 week period from April 4, 2009 to April 2, 2010. The fiscal year ended April 3, 2009 was a 53 week period from March 29, 2008 to April 3, 2009.
(2)	See EBITDA reconciliation.

DYNCORP INTERNATIONAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

	Three Months Ended
	April 2, 2010	April 3, 2009
	(unaudited)	(unaudited)

Revenue	$1,063,743	$812,821

Cost of services	(976,521)	(729,844)
Selling, general and administrative expenses	(19,309)	(23,233)
Depreciation and amortization expense	(10,726)	(9,963)

Operating income	57,187	49,781

Interest expense	(13,694)	(14,340)
(Loss) gain on early extinguishment of debt	—	313
Other, net	2,367	1,043

Income before income taxes	45,860	36,797
Provision for income tax	(15,472)	(11,909)

Net income	30,388	24,888
Noncontrolling interests	(5,928)	(5,722)

Net income attributable to DynCorp International Inc.	$24,460	$19,166

Earnings per share:
Basic	0.43	0.34
Diluted	0.43	0.34

Average shares outstanding
Basic	56,286	56,878
Diluted	56,474	56,937

EBITDA (1)	$64,435	$56,593
EBITDA margin	6.1%	7.0%

Operating cash flow	$74,894	$70,676

	Three Months Ended
	April 2, 2010	April 3, 2009
(% of Revenue)	(unaudited)	(unaudited)

Revenue	100.0%	100.0%

Cost of services	(91.8)%	(89.8)%
Selling, general and administrative expenses	(1.8)%	(2.9)%
Depreciation and amortization expense	(1.0)%	(1.2)%

Operating income	5.4%	6.1%

Other (expense) income:
Interest expense	(1.3)%	(1.8)%
(Loss) gain on early extinguishment of debt	0.0%	0.0%
Other, net	0.2%	0.1%

Income before income taxes	4.3%	4.5%
Provision for income tax (as a percentage of income before income tax)	(33.7)%	(32.4)%
Net income	2.9%	3.1%
Noncontrolling interests	(0.6)%	(0.7)%

Net income attributable to DynCorp International Inc.	2.3%	2.4%

(1)	See EBITDA reconciliation.

DYNCORP INTERNATIONAL INC.

RECONCILIATION OF EBITDA

(In thousands)

	Three Months Ended
	April 2, 2010	April 3, 2009
	(unaudited)	(unaudited)

Net income attributable to DynCorp International Inc.	$24,460	$19,166
Income tax provision	15,472	11,909
Interest expense and swap ineffectiveness(1)	13,694	15,272
Depreciation and amortization(2)	10,809	10,246

EBITDA(3)	$64,435	$56,593

	Fiscal Year Ended(4)
	April 2, 2010	April 3, 2009
	(unaudited)	(unaudited)

Net income attributable to DynCorp International Inc.	$86,088	$69,770
Income tax provision	51,893	41,995
Interest expense and swap ineffectiveness(1)	56,298	64,158
Depreciation and amortization(2)	42,578	41,634

EBITDA(3)	$236,857	$217,557

(1)	Includes net gain/loss from early extinguishment of debt and interest rate swap losses recorded in Other, net on our Condensed Consolidated Statement of Income.
(2)	Amount includes certain depreciation and amortization amounts which are classified as cost of services on our Condensed Consolidated Statements of Income.
(3)

We define EBITDA as GAAP net income attributable to DynCorp International Inc. adjusted for interest, taxes, depreciation and amortization and a portion of other expense related to interest rate swap losses. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(4)	Fiscal year 2010 was a 52 week period from April 4, 2009 to April 2, 2010. Fiscal year 2009 was a 53 week period from March 29, 2008 to April 3, 2009.

DYNCORP INTERNATIONAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of
	April 2, 2010	April 3, 2009
	(unaudited)	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$122,433	$200,222
Restricted cash	15,265	5,935
Accounts receivable, net of allowances of $68 and $68	865,156	564,432
Other current assets	96,159	124,214

Total current assets	1,099,013	894,803

Non-current assets	683,604	644,411

Total assets	$1,782,617	$1,539,214

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current portion of long-term debt	$44,137	$30,540
Other current liabilities	628,758	424,266

Total current liabilities	672,895	454,806

Long-term debt, less current portion	508,010	569,372
Other long-term liabilities	8,434	6,779

Total Shareholders’ equity attributable to DynCorp International Inc.	587,456	497,521
Noncontrolling interests	5,822	10,736
Total equity	593,278	508,257

Total liabilities and shareholders’ equity	$1,782,617	$1,539,214

DYNCORP INTERNATIONAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year Ended (1)
	April 2, 2010	April 3, 2009
	(unaudited)	(unaudited)

Cash flows from operating activities:	$90,473	$140,871

Cash flows from investing activities:	(88,875)	(9,148)

Cash flows from financing activities:	(79,387)	(16,880)

Net increase/(decrease) in cash and cash equivalents	(77,789)	114,843
Cash and cash equivalents, beginning of period	200,222	85,379

Cash and cash equivalents, end of period	$122,433	$200,222

(1)	Fiscal year 2010 was a 52 week period from April 4, 2009 to April 2, 2010. Fiscal year 2009 was a 53 week period from March 29, 2008 to April 3, 2009.

DYNCORP INTERNATIONAL INC.

OTHER CONTRACT DATA

(In millions)

	As of
	April 2, 2010	April 3, 2009
	(unaudited)	(unaudited)
Backlog(1) :
Funded backlog	$1,669	$1,431
Unfunded backlog	3,903	4,867

Total backlog (2)	$5,572	$6,298

Estimated remaining contract value(3)	$12,234	$8,415

(1)

Backlog consists of funded and unfunded amounts under contracts. Funded backlog is equal to the amounts actually appropriated by a customer for payment of goods and services less actual revenue recognized as of the measurement date under that appropriation. Unfunded backlog is the actual dollar value of unexercised priced contract options and the unfunded portion of exercised contract options. Most of our U.S. government contracts allow the customer the option to extend the period of performance of a contract for a period of one or more years. These priced options may or may not be exercised at the sole discretion of the customer. Historically, it has been our experience that the customer has typically exercised contract options.

(2)	As of April 2, 2010 and April 3, 2009, the backlog related to GLS was $2.3 billion and $3.1 billion, respectively, and is included in unfunded backlog in the table above.
(3)

Estimated remaining contract value represents total backlog plus management’s estimate of future revenue under IDIQ contracts for task or delivery orders that have not been awarded. Future revenue represents management’s estimate of revenue that will be recognized from the end of current task orders until the end of the IDIQ contract term and is based on our experience and performance under our existing contracts and management judgments and estimates with respect to future task or delivery order awards. Although we believe our estimates are reasonable, there can be no assurance that our existing contracts will result in actual revenue in any particular period or at all. Our estimated remaining contract value could vary or even change significantly depending upon various factors including government policies, government budgets and appropriations, the accuracy of our estimates of work to be performed under time and material contracts and whether we successfully compete with any multiple bidders in IDIQ contracts.